UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2014

SB/RH HOLDINGS, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-192634-03	27-2812840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Deming Way Middleton, Wisconsin 53562
(Address of principal executive offices)

(608) 275-3340
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE
This report amends the Current Report on Form 8-K of SB/RH Holdings, LLC filed with the Securities and Exchange Commission on August 15, 2014 (the "Original Filing") to provide certain compensation information regarding the compensation of Executive Vice President and Chief Financial Officer Douglas L. Martin that was unavailable at the time of the Original Filing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced by Spectrum Brands Holdings, Inc. (the "Company") in a press release dated August 14, 2014 and disclosed in the Original Filing, Douglas L. Martin has been appointed as the Company's new Executive Vice President and Chief Financial Officer, effective as of September 1, 2014.

In connection with his appointment, the Company entered into an employment agreement with Mr. Martin dated September 1, 2014.  The employment agreement provides that, subject to earlier termination as provided in the agreement, Mr. Martin's employment as Executive Vice President and Chief Financial Officer will be for a term of 18 months, expiring on March 1, 2016.  Upon expiration of the initial term, and subject to earlier termination as provided in the agreement, the employment agreement will be automatically extended for successive one year renewal periods.

The employment agreement provides that Mr. Martin will receive an annual base salary of $550,000, subject to periodic review and increase by the Compensation Committee of the Company's Board of Directors, in its discretion.  In addition, Mr. Martin will receive a performance-based cash bonus under the Company's Management Incentive Plan ("MIP") for each fiscal year during the term of the agreement, commencing with the Company's 2015 fiscal year (which begins on October 1, 2014).  The MIP bonus will be based on a target of 90% of Mr. Martin's base salary paid during the applicable fiscal year, provided that the Company achieves certain annual performance goals as established by the Board and/or Compensation Committee.  If such performance goals are met, the MIP bonus will be payable in cash within 74 days after fiscal year-end; provided that, Mr. Martin remains employed with the Company on the date the bonus is paid.

The employment agreement also provides that Mr. Martin will be eligible to participate in the Company's long-term equity incentive program (the "EIP").  In this regard, Mr. Martin will be granted an award for fiscal year 2015 under the EIP in the form of performance-based restricted stock units ("RSUs") valued at $1,500,000 at the time of the award; provided that the Company achieves 100% of the targeted annual performance goals established by the Board and/or Compensation Committee for fiscal 2015 and subject to such other terms and conditions established by the Compensation Committee.  All RSUs granted pursuant to the EIP are issued under the Company's 2011 Omnibus Equity Award Plan.

Mr. Martin also will be eligible to participate in an additional equity award program (as a successor program to the Company's current Spectrum 750 Plan), wherein Mr. Martin will be eligible to receive a grant of RSUs valued at $2,000,000 at the time of the award; provided that the Company achieves 100% of the targeted performance goals as established by the Board and/or Compensation Committee for fiscal years 2015 and 2016, and subject to such other terms and conditions established by the Compensation Committee.  This additional equity program has not yet been approved by the Board or Compensation Committee.  Additionally, within 30 days following Mr. Martin's commencement of employment and the execution of the employment agreement, the Company will grant Mr. Martin a one-time restricted stock award valued at $2,500,000 at the time of the award.

The employment agreement also provides Mr. Martin with certain other compensation and benefits, including the following: (i) a one-time cash $500,000 relocation award payable within 30 days after Mr. Martin's commencement of employment; (ii) a one-time cash signing bonus of $345,000, payable within 30 days after Mr. Martin's commencement of employment; (iii) certain other relocation benefits, including the use of a Company-funded executive apartment in Madison, Wisconsin for up to 6 months; (iv) a full executive physical on an annual basis; (v) an annual cash payment of $20,000 for tax, estate, and financial planning assistance; (vi) eligibility for Mr. Martin to participate in the Company's executive auto lease program during the term of the employment agreement; and (vii) a Company-funded executive life and disability insurance policy.

Under the employment agreement, Mr. Martin is entitled to receive severance benefits if his employment is terminated under certain circumstances.  In this regard, if Mr. Martin's employment is terminated by the Company without "Cause" (as defined in the agreement), by Mr. Martin for "Good Reason" (as defined in the agreement), by reason of death or by the Company for disability, or by Mr. Martin following a "Change in Control" (as defined in the agreement), he will be entitled to the following severance benefits: (i) a cash payment equal to 1.5x base salary, and a cash payment equal to 1x the annual MIP bonus at target, in respect of the fiscal year in which termination occurs, each payable ratably on a monthly basis over the 18-month period following termination; (ii) a pro rata portion, in cash, of the annual MIP bonus Mr. Martin would have earned for the fiscal year in which termination occurs if his employment had not ceased; (iii) medical insurance coverage and certain other employee benefits for Mr. Martin and his dependents for the 18-month period following termination; and (iv) payment of accrued vacation time pursuant to Company policy.

If Mr. Martin's employment is terminated by the Company for Cause or if Mr. Martin voluntarily terminates his employment, he will be entitled to continue to participate in the Company's medical benefit plans to the extent required by law, and the Company will promptly pay Mr. Martin his accrued salary and vacation pay, reimbursement for expenses incurred through the date of termination, and accrued benefits through the Company's benefit plans and programs.

Mr. Martin is bound by noncompetition provisions that restrict him from competing with the Company (with certain exceptions) for 18 months following the termination of his employment with the Company.  Mr. Martin also is subject to nonsolicitation restrictions with respect to Company customers and employees for the same 18-month period.  Finally, Mr. Martin is subject to confidentiality provisions protecting the Company's confidential business information from unauthorized disclosure.

The foregoing description of Mr. Martin's employment agreement is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01  Financial Statements and Exhibits.
(a)  Not applicable.
(b)  Not applicable.
(c)  Not applicable.
(d)  Exhibits.
The following exhibits are being furnished with this Current Report on Form 8-K.
Exhibit No.	Description
99.1	Employment Agreement dated September 1, 2014 between Spectrum Brands, Inc. and Douglas L. Martin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SB/RH HOLDINGS, LLC
Date: September 2, 2014

	By:	/s/ Nathan E. Fagre
Printed Name: Nathan E. Fagre
Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Employment Agreement dated September 1, 2014 between Spectrum Brands, Inc. and Douglas L. Martin